EXHIBIT 10-46

EXECUTIVE SHORT-TERM INCENTIVE PROGRAM (EXECUTIVE STIP)
FOR EXECUTIVE OFFICERS
PURPOSE OF PROGRAM

The Executive Short-Term Incentive Program (the “Executive STIP”), sponsored by FirstEnergy Corp. (“FirstEnergy”), provides the terms under which incentive awards are provided to executive officers whose contributions support the successful achievement of Corporate Financial and Operational Key Performance Indicators (the “KPIs”). Executive STIP awards are cash-based awards granted pursuant to the terms and conditions of FirstEnergy’s 2007 Incentive Plan (the “Plan”). The Executive STIP KPIs are developed in accordance with the performance measures identified in the Plan as approved by FirstEnergy’s shareholders. The Executive STIP supports FirstEnergy’s compensation philosophy by linking KPIs to business strategy and objectives.
ELIGIBILITY

Participants under the Executive STIP shall consist of the executive officers of FirstEnergy who are deemed to be “covered persons” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (“Section 162(m)”) and any other officer or employee selected by the Compensation Committee (the “Committee”) of the Board of Directors of the FirstEnergy (the “Board”) to participate in the Executive STIP.
PERFORMANCE PERIOD
Unless otherwise determined by the Committee, the performance period for any award granted under the Executive STIP shall be from January 1st to December 31st of a given year.
AWARDS
The Committee shall establish (i) the KPIs that must be satisfied in order for a participant to receive an award for such performance period, including the relative weightings for each KPI with respect to each participant, and (ii) the threshold, target and maximum award opportunity for each participant, which will be expressed as a percentage of the participant’s base salary. For awards intended to qualify as “performance-based compensation” under Section 162(m), the performance goals will be established no later than 90 days after the start of the applicable performance period. The Committee may present the KPIs and award opportunities for such participants to the independent members of FirstEnergy’s Board for ratification. The KPIs shall be based on one of the performance measures approved by FirstEnergy’s shareholders under the Plan.
CERTIFICATION
After the end of each performance period, the Committee will certify in writing whether and the extent to which the KPIs were achieved during the performance period (such certification may be reflected in the minutes of the Committee). The Committee shall have the right, in its own discretion, to reduce or eliminate the amount otherwise payable to a participant based on individual performance or any other factors the Committee deems appropriate. However, with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall not have the right to make an adjustment, either directly or indirectly, that would result in a payment that is greater than the amount that would have been otherwise payable to the participant for the applicable performance period.
PAYMENT
Executive STIP awards, if any, will be paid no later than March 15th of the year following the year in which the award is earned. If a participant’s employment terminates prior to the end of a performance period due to retirement, disability, death, or under conditions for which the participant qualifies for and elects benefits under the Company’s severance benefit plan, the participant will be entitled to receive a pro-rated portion of his or her Executive STIP award that would have been earned, based on actual KPI performance, had he or she remained employed through the performance period. The pro-rated portion of the Executive STIP award will be based on the number of days the participant was employed during the applicable performance period. Notwithstanding the foregoing, if the participant is entitled to receive all or a portion of his or her Executive STIP award pursuant to an individual agreement or separate severance or change in control plan in which he or she participates, then his or her Executive STIP award will be paid pursuant to such individual agreement or plan to avoid any duplication of payments.
ADMINISTRATION

The Committee administers the Executive STIP. The Committee shall establish the KPIs for any performance period in accordance with the Section titled “Awards” above. Any determination made by the Committee under the Executive STIP shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of FirstEnergy or an affiliate) as it may deem desirable for the administration of the Executive STIP and may rely upon any advice received from any such counsel or consultant or agent and any computation received from any such consultant or agent. All expenses incurred in the administration of the Executive STIP, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by FirstEnergy. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Executive STIP other than as a result of such individual’s willful misconduct. The Committee may delegate administrative or ministerial duties to management of FirstEnergy; provided that no administrative duties that the Committee is required to perform under Section 162(m) may be delegated by the Committee.
RECOUPMENT
Any Executive STIP award will be administered in compliance with Section 10D of the Securities and Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the common stock of FirstEnergy is traded, and subject to any recoupment or “clawback” policy of FirstEnergy adopted pursuant to such law, rules, or regulations and may be amended to further such purpose without the consent of any participant.
AMENDMENT AND TERMINATION
The Board or the Committee may at any time amend, suspend, discontinue or terminate the Executive STIP; provided, however, that, except as permitted herein, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any participant in respect of any performance period that has already commenced.
WITHHOLDING
FirstEnergy or any of its affiliates shall have the right and is hereby authorized to withhold from any payment due under the Executive STIP or from any compensation or other amount owing to the participant, applicable withholding taxes with respect to any payment under the Executive STIP and to take such action as may be necessary in the opinion of FirstEnergy to satisfy all obligations for the payment of such withholding taxes.
2007 INCENTIVE PLAN
The Executive STIP is a component of the Plan and shall be subject to the terms and conditions of the Plan in all respects. To the extent there is a conflict between the terms of the Executive STIP and the terms of the Plan, the terms of the Plan shall control.
COMPLIANCE WITH SECTION 409A
The parties intend that the Executive STIP be, at all relevant times, in compliance with (or exempt from) Section 409A of the Internal Revenue Code and all other applicable laws, and the Executive STIP shall be so interpreted and administered. In addition to the general amendment rights of FirstEnergy with respect to Executive STIP, FirstEnergy specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to the Executive STIP or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Internal Revenue Code and other laws. In no event, however, shall this section or any other provisions of the Executive STIP be construed to require FirstEnergy to provide any gross-up for the tax consequences of any provisions of, or payments under, the Executive STIP. FirstEnergy and its affiliates shall have no responsibility for tax or legal consequences to any participant resulting from the terms or operation of the Executive STIP.
NO EMPLOYMENT AGREEMENT
The Executive STIP does not constitute a contract between FirstEnergy or any of its affiliates and any participant nor should anything contained in the program be deemed to give any participant any right to be retained in the employ of FirstEnergy or any of its affiliates or to interfere with the right of FirstEnergy or its affiliates to discharge any participant at any time and to treat the participant without regard to the effect which such treatment might have upon participation in the Executive STIP.
UNFUNDED STATUS OF PROGRAM
All awards paid under the Executive STIP shall at all times constitute general unsecured liabilities of FirstEnergy, payable out of FirstEnergy’s general assets. In no event shall FirstEnergy or any affiliate be obliged to reserve any funds or assets to secure the payment of such amounts and nothing contained in the program shall confer upon the participant the right, title or interest in any assets of FirstEnergy or its affiliates. The program is not a covered program under the Employee Retirement Income Security Act of 1974 (ERISA); no contributions are required by employees under this program.
GOVERNING LAW
The Executive STIP shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws.

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